SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

SPICY PICKLE FRANCHISING, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-53000 (Commission File Number)	38-3750924 (IRS Employer Identification No.)

90 Madison Street, Suite 700, Denver, Colorado 80206
 (Address of principal executive offices)          (Zip Code)

(303) 297-1902
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting held February 2, 2012, the board of directors of the registrant approved an amendment to the registrant’s Bylaws.  Section 11 of Article III of the Bylaws, which had stated that all matters of business of the Board of Directors “shall be determined by the vote of a majority of the total number of directors then in office and present at such meeting,” was replaced with the following:

“At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the total number of disinterested directors then in office present at such meeting, except as otherwise provided in the Articles of Incorporation or these Bylaws or as required by law.”

Item 8.01	Other Events.

As previously announced, on February 2, 2012, the registrant’s lenders gave notice of the occurrence of an event of default under its promissory notes secured by all of the registrant’s assets and declared that the entire unpaid principal balance of the notes and all accrued and unpaid interest thereon was immediately due and payable.  The registrant was unable to pay the lenders in full by the February 3, 2012 deadline.  Accordingly, the registrant is complying with its default obligations under the loan documents.

The registrant closed six of its seven company-owned Spicy Pickle restaurants on February 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPICY PICKLE FRANCHISING, INC.

February 7, 2012	By: /s/ Mark Laramie
Mark Laramie Chief Executive Officer